As filed with the Securities and Exchange Commission on March 10, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Oncorus, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	47-3779757
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

50 Hampshire Street, Suite 401

Cambridge, Massachusetts 02139

(Address of principal executive offices) (Zip code)

Oncorus, Inc. 2020 Equity Incentive Plan

(Full title of the plan)

Theodore (Ted) Ashburn, M.D., PhD.

President and Chief Executive Officer

Oncorus, Inc.

50 Hampshire Street, Suite 401

Cambridge, Massachusetts 02139

Tel: (857) 320-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marc A. Recht Brian F. Leaf Courtney T. Thorne Cooley LLP 500 Boylston Street Boston, Massachusetts 02116 (617) 937-2300	John McCabe Chief Financial Officer, Treasurer and Secretary Oncorus, Inc. 50 Hampshire Street, Suite 401 Cambridge, Massachusetts 02139 (857) 320-6400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	1,130,896(2)	$13.58(3)	$15,357,567.68	$1,675.51

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.0001 ( “Common Stock”) that become issuable under the Registrant’s 2020 Equity Incentive Plan (the “2020 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2020 Plan on January 1, 2021, pursuant to an “evergreen” provision contained therein. Pursuant to such provision, the number of shares of Common Stock reserved for issuance under the 2020 Plan will automatically increase on January 1st of each fiscal year, starting on January 1, 2021 and ending on and including January 1, 2030, in an amount equal to 5.0% of the total number of shares of the Registrant’s Common Stock outstanding on the last day of the fiscal year prior to the date of such automatic increase or a lesser number of shares determined by the Registrant’s board of directors (or authorized committee thereof).

(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon $13.58, which is the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on March 5, 2021.

PART I

EXPLANATORY NOTE

The Registrant is filing this Registration Statement on Form S-8 for the purpose of registering 1,130,896 shares of the Registrant’s common stock, par value $0.0001 (the “Common Stock”), issuable to eligible persons under the Registrant’s 2020 Equity Incentive Plan (the “2020 Plan”), which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Form S-8 filed on October 9, 2020 (File No. 333-249425) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement, to the extent relating to the registration of Common Stock issuable under the 2020 Plan, are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

ITEM 8.	EXHIBITS

Exhibit Number		Description	Incorporated by Reference
			Schedule Form	File Number	Exhibit	Filing Date

4.1		Amended and Restated Certificate of Incorporation, as currently in effect.	8-K	001-39575	3.1	October 6, 2020

4.2		Amended and Restated Bylaws, as currently in effect.	8-K	001-39575	3.2	October 6, 2020

4.3		Form of Common Stock Certificate.	S-1/A	333-248757	4.2	September 28, 2020

5.1	*	Opinion of Cooley LLP.

23.1	*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	*	Power of Attorney (included on the signature page of this Form S-8).

99.1		2020 Equity Incentive Plan.	S-1/A	333-248757	10.5	September 28, 2020

99.2		Form of Stock Option Grant Notice and Option Agreement for the 2020 Equity Incentive Plan.	S-1/A	333-248757	10.6	September 28, 2020

99.3		Form of Restricted Stock Unit Grant Notice and Restricted Stock unit Award Agreement for the 2020 Equity Incentive Plan.	S-8	333-249425	4.9	October 9, 2020

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on this 10th day of March, 2021.

ONCORUS, INC.

By:	/s/ Ted Ashburn
Name: Theodore (Ted) Ashburn, M.D., Ph.D.
Title: President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theodore (Ted) Ashburn, M.D., PhD. and John McCabe, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, ae amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Ted Ashburn Theodore (Ted) Ashburn, M.D., Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	March 10, 2021

/s/ John McCabe John McCabe	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 10, 2021

/s/ Mitchell Finer Mitchell Finer, Ph.D.	Executive Chairman	March 10, 2021

/s/ Scott Canute	Director	March 10, 2021
Scott Canute

/s/ Luke Evnin Luke Evnin, Ph.D.	Director	March 10, 2021

/s/ Mary Kay Fenton Mary Kay Fenton	Director	March 10, 2021

/s/ Robert Kirkman Robert Kirkman, M.D.	Director	March 10, 2021

/s/ Briggs Morrison Briggs Morrison, M.D.	Director	March 10, 2021

/s/ Spencer Nam Spencer Nam	Director	March 10, 2021

/s/ Cameron Wheeler Cameron Wheeler, Ph.D.	Director	March 10, 2021